Filed Pursuant to Rule 424(b)(7)
Registration No. 333-186888

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	59,468,788	$13.41	$797,476,448	$92,667

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices for our common stock reported on the New York Stock Exchange on May 6, 2015.
(2)	Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated February 27, 2013)

59,468,788 Shares

THE AES CORPORATION

Common Stock

The selling stockholder identified in this prospectus supplement is offering 59,468,788 shares of our common stock, par value $0.01 per share. We will not receive any of the proceeds from the sale of the shares. As part of this offering, at the selling stockholder’s instruction, the underwriter has reserved 20,000,000 shares to be sold to us at a price per share equal to the price paid by the underwriter to the selling stockholder in this offering. The number of shares of common stock available for sale to the general public will be reduced by such reserved shares.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AES.” The last reported sale price of our common stock on the NYSE on May 11, 2015 was $13.68 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the documents incorporated by reference herein.

	Per Share	Total
Public offering price(1)	$13.25	$784,361,441.00
Underwriting discounts and commissions(1)	$0.18	$7,104,381.84
Proceeds to the selling stockholder (before expenses)	$13.07	$777,257,059.16

(1)	The total public offering price reflects the sale of 39,468,788 shares of our common stock at the per share public offering price and our repurchase of 20,000,000 shares of our common stock from the underwriter at a price of $13.07 per share. The underwriter will not be entitled to any underwriting discounts or commission in respect of the shares repurchased by us.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock will be made on or about May 18, 2015.

Morgan Stanley

The date of this prospectus supplement is May 12, 2015

We, the selling stockholder and the underwriter have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholder are not, and the underwriter is not, making an offer or sale of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date appearing on the front cover of this prospectus supplement or the accompanying prospectus, as applicable, or the date of the applicable incorporated document. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find More Information and Incorporation of Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, respectively.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference therein, the information contained in the most recently dated document shall control.

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements and the underlying assumptions are reasonable, we cannot assure you that they will prove to be correct.

Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in our forward- looking statements. In addition to the factors described under “Risk Factors” in this prospectus supplement or the risk factors incorporated by reference into this prospectus supplement, some of these factors include:

•	the economic climate, particularly the state of the economy in the areas in which we operate, including the fact that the global economy faces considerable uncertainty for the foreseeable future, which further increases many of the risks discussed herein and in our Annual Report and our Quarterly Report (each as defined herein);

•	changes in inflation, demand for power, interest rates and foreign currency exchange rates, including our ability to hedge our interest rate and foreign currency risk;

•	changes in the price of electricity at which our generation businesses sell into the wholesale market and our utility businesses purchase to distribute to their customers, and the success of our risk management practices, such as our ability to hedge our exposure to such market price risk;

•	changes in the prices and availability of coal, gas and other fuels (including our ability to have fuel transported to our facilities) and the success of our risk management practices, such as our ability to hedge our exposure to such market price risk, and our ability to meet credit support requirements for fuel and power supply contracts;

•	changes in and access to the financial markets, particularly changes affecting the availability and cost of capital in order to refinance existing debt and finance capital expenditures, acquisitions, investments and other corporate purposes;

•	our ability to manage liquidity and comply with covenants under our recourse and non-recourse debt, including our ability to manage our significant liquidity needs and to comply with covenants under our senior secured credit facility and other existing financing obligations;

•	changes in our or any of our subsidiaries’ corporate credit ratings or the ratings of our or any of our subsidiaries’ debt securities or preferred stock, and changes in the rating agencies’ ratings criteria;

•	our ability to purchase and sell assets at attractive prices and on other attractive terms;

•	our ability to compete in markets where we do business;

•	our ability to manage our operational and maintenance costs, the performance and reliability of our generating plants, including our ability to reduce unscheduled down-times;

•	our ability to locate and acquire attractive “greenfield” or “brownfield” projects and our ability to finance, construct and begin operating our “greenfield” or “brownfield” projects on schedule and within budget;

•	our ability to enter into long-term contracts, which limit volatility in our results of operations and cash flow, such as Power Purchase Agreements, fuel supply, and other agreements and to manage counterparty credit risks in these agreements;

•	variations in weather, especially mild winters and cooler summers in the areas in which we operate, the occurrence of difficult hydrological conditions for our hydropower plants, as well as hurricanes and other storms and disasters, and low levels of wind or sunlight for our wind and solar facilities;

•	our ability to meet our expectations in the development, construction, operation and performance of our new facilities, whether greenfield, brownfield or investments in the expansion of existing facilities;

•	the success of our initiatives in other renewable energy projects, as well as greenhouse gas emissions reduction projects and energy storage projects;

•	our ability to keep up with advances in technology;

•	the potential effects of threatened or actual acts of terrorism and war;

•	the expropriation or nationalization of our businesses or assets by foreign governments, whether with or without adequate compensation;

•	our ability to achieve reasonable rate treatment in our utility businesses;

•	changes in laws, rules and regulations affecting our international businesses;

•	changes in laws, rules and regulations affecting our North America business, including, but not limited to, regulations which may affect competition, the ability to recover net utility assets and other potential stranded costs by our utilities;

•	changes in law resulting from new local, state, federal or international energy legislation and changes in political or regulatory oversight or incentives affecting our wind business and solar projects, our other renewables projects and our initiatives in greenhouse gas reductions and energy storage, including tax incentives;

•	changes in environmental laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, hazardous air pollutants and other substances, greenhouse gas legislation, regulation and/or treaties and coal ash regulation;

•	changes in tax laws and the effects of our strategies to reduce tax payments;

•	the effects of litigation and government and regulatory investigations;

•	our ability to maintain adequate insurance;

•	decreases in the value of pension plan assets, increases in pension plan expenses and our ability to fund defined benefit pension and other post-retirement plans at our subsidiaries;

•	losses on the sale or write-down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets;

•	changes in accounting standards, corporate governance and securities law requirements;

•	our ability to maintain effective internal controls over financial reporting;

•	our ability to attract and retain talented directors, management and other personnel, including, but not limited to, financial personnel in our foreign businesses that have extensive knowledge of accounting principles generally accepted in the United States; and

•	information security breaches.

These factors, in addition to others described herein under “Risk Factors,” in our Annual Report, our Quarterly Report and in subsequent securities filings, should not be construed as a comprehensive listing of factors that could cause results to vary from our forward-looking information.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

SUMMARY

The following summary contains certain information about us and the offering of our common stock. It does not contain all of the information that may be important to you in making a decision to invest in our common stock. We urge you to carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including our financial statements and related notes. You should also read the sections entitled “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement, our Annual Report, our Quarterly Report and any reports subsequently filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a discussion of important risks that you should consider before investing in our common stock.

Unless otherwise indicated or the context otherwise requires, the terms “AES,” “we,” “our,” “us” and “the Company” refer to The AES Corporation, including all of its subsidiaries and affiliates, collectively (excluding the selling stockholder). The term “The AES Corporation” refers only to the parent, a publicly held holding company, The AES Corporation, excluding its subsidiaries and affiliates. The term “selling stockholder” refers to the selling stockholder named in this prospectus supplement under the caption “Selling Stockholder.” Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “$” or “dollars” are to the lawful currency of the United States.

The AES Corporation

We are a diversified power generation and utility company organized into six market-oriented Strategic Business Units (“SBUs”): US (United States), Andes (Chile, Colombia and Argentina), Brazil, MCAC (Mexico, Central America and Caribbean), Europe (formerly EMEA) and Asia. We were incorporated in 1981.

Company Information

We were incorporated in the State of Delaware in 1981. Our principal executive office is located at 4300 Wilson Boulevard, Arlington, Virginia 22203, and our telephone number is (703) 522-1315.

The name “AES” and our logo are AES owned trademarks, service marks or trade names. All other trademarks, trade names or service marks appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus are owned by their respective holders.

Recent Events

Common Stock Repurchase Program

On February 20, 2015, our Board of Directors increased the size of our common stock repurchase program by authorizing the repurchase of up to an additional $400 million of our common stock (above the amounts previously authorized by the Board of Directors). During the three months ended March 31, 2015, we repurchased 2,816,493 shares of our common stock at a total cost of $35 million under the existing stock repurchase program. Accordingly, the total amount of share repurchases authorized by our Board of Directors is $1,731 million, of which approximately $1,350 million has been utilized, leaving approximately $381 million available. Under the common stock repurchase program, our management, subject to review of pricing and other terms by our Chief Executive Officer and the Chairman of the Board (or a delegate of each), is authorized to make purchases of our outstanding common stock in one or more transactions, including through open-market repurchases, Rule 10b5-1 plans and privately negotiated transactions, in management’s discretion.

Summary Historical Consolidated Financial Information

The tables below present our summary historical consolidated financial information for the periods presented, which should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes in our Annual Report, and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements and related notes in our Quarterly Report, which are incorporated by reference herein.

The summary consolidated statement of operations data for each of the years in the three-year period ended December 31, 2014 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary consolidated statement of operations data for each of the three month periods ended March 31, 2014 and 2015 and the summary consolidated balance sheet data as of March 31, 2015 have been derived from our unaudited condensed consolidated financial statements incorporated by reference herein. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for the periods presented.

Operating results for the three months ended March 31, 2015 are not necessarily indicative of those to be expected for any other interim period or for the full fiscal year. Our historical results for any prior period are not necessarily indicative of results to be expected for any future period.

	Three Months March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012
	($ in millions)
Statement of Operations Data:
Revenue:
Regulated	$2,080	$2,142	$8,874	$8,056	$8,977
Non-Regulated	1,904	2,120	8,272	7,835	8,187

Total revenue	3,984	4,262	17,146	15,891	17,164

Cost of Sales:
Regulated	(1,807)	(1,932)	(7,530)	(6,837)	(7,594)
Non-Regulated	(1,456)	(1,536)	(6,528)	(5,807)	(5,987)

Total cost of sales	(3,263)	(3,468)	(14,058)	(12,644)	(13,581)

Operating margin	721	794	3,088	3,247	3,583

General and administrative expenses	(55)	(51)	(187)	(220)	(274)
Interest expense	(363)	(373)	(1,471)	(1,482)	(1,544)
Interest income	90	63	365	275	348
Loss on extinguishment of debt	(23)	(134)	(261)	(229)	(8)
Other expense	(20)	(8)	(68)	(76)	(82)
Other income	16	12	124	125	98
(Loss) gain on disposal and sale of investments	—	—	358	26	219
Goodwill impairment expense	—	(154)	(164)	(372)	(1,817)
Asset impairment expense	(8)	(12)	(91)	(95)	(73)
Foreign currency transaction gains (losses)	(23)	(19)	11	(22)	(170)
Other non-operating expense	—	—	(128)	(129)	(50)

	Three Months March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012
	($ in millions)
Statement of Operations Data:
Income from continuing operations before taxes and equity in earnings of affiliates	335	118	1,576	1,048	230
Income tax expense	(96)	(54)	(419)	(343)	(685)
Net equity in earnings of affiliates	15	25	19	25	35

Income (loss) from continuing operations	254	89	1,176	730	(420)
Income (loss) from operations of discontinued businesses, net of income tax (benefit) expense of $0, $14, $23, $24, and $26, respectively	—	20	27	(27)	47
Net gain (loss) from disposal and impairments of discontinued operations, net of income tax (benefit) expense of $0, $(1), $4, $(15), and $68, respectively	—	(43)	(56)	(152)	16

Net income (loss)	254	66	1,147	551	(357)
Noncontrolling interests:
Less: Income from continuing operations attributable to noncontrolling interests	(112)	(136)	(387)	(446)	(540)
Less: Income (loss) from discontinued operations attributable to noncontrolling interests	—	12	9	9	(15)

Total net income attributable to noncontrolling interests	(112)	(124)	(378)	(437)	(555)

Net income (loss) attributable to The AES Corporation	$142	$(58)	$769	$114	$(912)
Basic Earnings Per Share:
Net income (loss) attributable to The AES Corporation common stockholders	$0.20	$(0.08)	$1.07	$0.15	$(1.21)

Diluted Earnings Per Share:
Net income (loss) attributable to The AES Corporation common stockholders	$0.20	$(0.08)	$1.06	$0.15	$(1.21)

Dividends declared per common share	$—	$—	$0.25	$0.17	$0.08

As of March 31, 2015
($ in millions)
Balance Sheet Data:
Total Assets	$37,997
Debt:
Recourse	4,945
Non-recourse	15,456

Total Debt	$20,401

The Offering

Common stock offered by the selling stockholder	59,468,788 shares, par value $0.01 per share.

Common stock outstanding after this offering	682,441,162 shares.

Selling Stockholder	China Investment Corporation (“CIC”) is the parent of CIC International Co., Ltd. (“CIC International”), which is the parent of Terrific Investment Corporation (“Terrific Corp.”). Terrific Corp. is the only selling stockholder in this offering. After the completion of this offering, Terrific Corp. will not own any shares of our outstanding common stock. See “Selling Stockholder.”

Use of proceeds	We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

Directed share placement	As part of this offering, at the selling stockholder’s instruction, the underwriter has reserved 20,000,000 shares to be sold to us at a price per share equal to the price paid by the underwriter to the selling stockholder in this offering. The number of shares of common stock available for sale to the general public will be reduced by such reserved shares.

Common stock repurchase program	On February 20, 2015 our Board of Directors authorized the repurchase of up to an additional $400 million of our common stock (above the amounts previously authorized by the Board of Directors), which, based on prior amounts utilized, leaves approximately $381 million available for repurchases under our common stock repurchase program

Dividend policy	On December 12, 2014, our Board of Directors voted to increase our quarterly common stock dividend from $0.05 to $0.10 per share, effective for the dividend payment to be made during the first quarter of 2015. Also, on April 23, 2015, our Board of Directors declared a dividend of $0.10 per outstanding share of common stock payable on May 15, 2015 to the stockholders of record at the close of business on May 5, 2015.

There can be no assurance that our Board of Directors will declare future dividends or, if declared, the amount of any dividend. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in shares of our common stock.

NYSE symbol for our common stock	“AES”

The number of shares of common stock that will be outstanding after this offering is based on 702,441,162 shares of our common stock outstanding as of May 11, 2015 and excludes:

•	up to 15,829,851 shares of our common stock issuable upon settlement of restricted or deferred stock units and exercise of stock options outstanding under our equity incentive plans; and

•	17,967,824 shares of our common stock reserved for grants of future awards under our equity incentive plans.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risks set forth below and under the heading “Risk Factors” in our Annual Report, which is incorporated by reference into this prospectus supplement, as well as any risks set forth in our Quarterly Report, which is also incorporated by reference into this prospectus supplement. In addition, you should carefully consider the other information in the Annual Report, Quarterly Report and other reports we file from time to time with the SEC that are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information and Incorporation of Information by Reference.”

The risks and uncertainties set forth below and referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected.

Risks Relating to this Offering and Our Common Stock

Future sales of our shares could depress the market price of our common stock.

Except as described in “Underwriting,” we are not restricted from selling additional common stock in the future, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur, and these sales, or the possibility that these sales may occur, could make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. In the future, we may issue our common stock in connection with investments or acquisitions. The amount of such common stock issued could constitute a material portion of our then outstanding common stock.

Additional issuances of equity securities would dilute the ownership of our existing stockholders and could reduce our earnings per share.

We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions or for other purposes. To the extent we issue a substantial number of additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The market price of our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of our prospects;

•	investors’ perceptions of the prospects of the commodities markets and more broadly, the energy markets;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial operating results;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our stock; and

•	those factors referred to in these “Risk Factors,” and under the heading “Risk Factors” in our Annual Report, which is incorporated by reference into this prospectus supplement, as well as any risks set forth in our Quarterly Report, which is also incorporated by reference into this prospectus supplement.

Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, shares of our common stock may trade at prices significantly below the price at which you purchased them.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If few securities or industry analysts cover our company, the trading price for our common shares would be negatively impacted. If one or more of the analysts who covers us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our share price and trading volume to decline.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus supplement will be sold by the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on the NYSE under the symbol “AES.” On May 11, 2015, the last reported sale price for our common stock on the NYSE was $13.68 per share. As of May 11, 2015, we had approximately 4,925 stockholders of record. The following table sets forth, for the periods indicated, the reported high and low sale prices for our common stock on the NYSE.

	Price Range
	High	Low
Year ending December 31, 2015
Second Quarter (through May 11, 2015)	$13.84	12.64
First Quarter	13.87	11.53
Year ended December 31, 2014
Fourth Quarter	$14.49	12.38
Third Quarter	15.64	14.01
Second Quarter	15.65	13.42
First Quarter	14.94	13.42
Year ended December 31, 2013
Fourth Quarter	$15.54	13.16
Third Quarter	13.77	11.62
Second Quarter	14.00	11.17
First Quarter	12.73	10.66

DIVIDEND POLICY

On December 12, 2014, our Board of Directors voted to increase our quarterly common stock dividend from $0.05 to $0.10 per share, effective for the dividend payment to be made during the first quarter of 2015. Also, on April 23, 2015, our Board of Directors declared a dividend of $0.10 per outstanding share of common stock payable on May 15, 2015 to the stockholders of record at the close of business on May 5, 2015.

There can be no assurance that our Board of Directors will declare future dividends or, if declared, the amount of any dividend. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors.

SELLING STOCKHOLDER

The following table sets forth certain information known to us, based upon representations from the selling stockholder, with respect to the beneficial ownership of our shares of common stock held by the selling stockholder as of May 11, 2015.

In the table below, the percentage of shares beneficially owned is based on 702,441,162 shares of our common stock outstanding as of May 11, 2015, determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

Name of Selling Stockholder	Shares Beneficially Owned Before this Offering		Number of Shares Being Offered	Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering
	Number	Percent
Terrific Investment Corporation(1)	59,468,788	8.47%	59,468,788	—	—

(1)	CIC is the parent of CIC International, which is the parent of Terrific Corp. Terrific Corp. has (a) sole voting power with respect to zero shares, (b) shared voting power with respect to 59,468,788 shares, (c) sole dispositive power with respect to zero shares, and (d) shared dispositive power with respect to 59,468,788 shares. By virtue of being the parent of CIC International, which is the parent of Terrific Corp. and another wholly-owned subsidiary that holds 420,830 shares of our common stock, CIC may be deemed to have (a) sole voting power with respect to zero shares, (b) shared voting power with respect to 59,899,618 shares, (c) sole dispositive power with respect to zero shares, and (d) shared dispositive power with respect to 59,899,618 shares. CIC (with respect to certain provisions only) and Terrific Corp. are each parties to that certain stockholder agreement by and between AES and Terrific Corp., dated as of March 12, 2010 (the “Stockholder Agreement”). Pursuant to the terms of the Stockholder Agreement, Terrific Corp. agreed that until such time as Terrific Corp. owns 5% or less of our common stock, in any matter upon which a vote, consent or other approval (including by written consent) is sought by or from the stockholders of AES (i) for the election of directors of AES (or relating to procedures applicable to the election of directors) or (ii) relating to equity incentive plans or other employee or director compensation matters, Terrific Corp. will vote and cause to be voted all voting securities held directly or indirectly by it in the manner recommended by our Board of Directors. Additionally, Terrific Corp. irrevocably appointed AES as its attorney and proxy, with full power of substitution and re-substitution, to cause all shares of common stock beneficially owned by it to be voted in our discretion with respect to these matters. Upon the consummation of this offering, the Stockholder Agreement will be terminated (except for the indemnification provisions related to this offering). The address of Terrific Corp. is 25/F New Poly Plaza, No. 1 Chaoyangmen Beidajie, Dongcheng, Beijing 100010, China.

DESCRIPTION OF CAPITAL STOCK

General

Under our sixth restated certificate of incorporation (the “Certificate of Incorporation”), we are authorized to issue 1,250,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, no par value.

The following description of our capital stock is based upon our Certificate of Incorporation, our amended and restated by-laws (the “By-Laws”) and applicable provisions of Delaware law. We have summarized certain portions of the Certificate of Incorporation and By-Laws below. The summary is not complete. You should read the Certificate of Incorporation and By-Laws for the provisions that are important to you.

Common Stock

As of May 11, 2015 there were 702,441,162 shares of our common stock outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors out of funds legally available to pay dividends. If we liquidate our business, the holders of common stock are entitled to share ratably in all assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights, except as described below under “—Stockholder Agreement.” There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of May 11, 2015, there were no shares of preferred stock outstanding.

Our Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series or the designation of such class or series, without any further action by the stockholders. Preferred stock, if issued, will not be entitled to any preemptive or similar rights.

Description of Certain Provisions of Our Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and By-Laws contain several provisions that may make the acquisition of control of us through a tender offer, open market purchases, a proxy fight or otherwise more difficult. Below is a description of certain of these provisions in the Certificate of Incorporation and By-Laws.

Special Meetings of Stockholders. Our By-Laws provide that, unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders may be called by a resolution adopted by a majority of the entire Board of Directors, by the Chairman of the Board or by the President. Only business as specified in the notice of stockholders of the special meeting shall be considered.

Stockholder Nomination of Directors. Our By-Laws contain a procedure for stockholder nomination of directors. The By-Laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders meeting only if written notice is given to our secretary of the intent to make a nomination. The notice must be given, with respect to an annual meeting, not less than 90 days in advance of the annual meeting. With respect to a special meeting, the notice must be given not later than the close of business on the seventh day following the earlier of:

•	the date on which notice of such special meeting is first given to stockholders; and

•	the date on which a public announcement of such meeting is first made.

Each notice must, among other things, include:

•	the name and address of each stockholder who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder;

•	other information regarding each nominee proposed as would have been included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act; and

•	the consent of each nominee to serve if elected.

The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

The procedure for stockholder nomination of directors described above may have the effect of precluding a nomination for election of directors at a particular meeting if the required procedure is not followed.

Removal of Directors. Our By-Laws provide that a director may be removed for cause by the affirmative vote of the holders of a majority of all the shares of capital stock entitled to vote at a special meeting of stockholders called for such purpose.

Elimination of Liability; Indemnification. Except as described below, the Certificate of Incorporation eliminates the liability of members of our Board of Directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Certificate of Incorporation also does not release directors from liability under Section 174 of the Delaware General Corporation Law (the “GCL”), which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions if the unlawful conduct is willful or results from negligence.

Under our By-Laws, and in accordance with Section 145 of the GCL, we shall indemnify to the fullest extent permitted by the GCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative or investigative proceedings by reason of the fact that the person is or was a director or officer of or employed by us, or is or was serving in that capacity or as an agent at the request of us for another entity. Our indemnification covers expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. We will indemnify persons in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in the performance of his or her duty. Derivative actions are actions by us or in the right of us to procure a judgment in our favor. Agents of ours may be similarly indemnified at the discretion of the Board of Directors.

Under Section 145 of the GCL, a similar duty of care is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of a derivative action and then, where the person is adjudged to be liable to us, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought determines that the person is fairly and reasonably entitled to the indemnity and only for those expenses as the court deems proper.

Pursuant to our By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by us. However, these advances will only be made if the indemnified person undertakes to repay all advanced amounts if it is determined that the person is not entitled to indemnification.

In addition, under our By-Laws, we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or of another corporation against any liability arising out of the person’s status as director, officer, employee or agent of us whether or not we would have the power to indemnify such person against such liability under the provisions of our By-Laws. We maintain directors’ and officers’ insurance.

Stockholder Agreement

On March 12, 2010, we entered into the Stockholder Agreement with Terrific Corp. and CIC (with respect to certain provisions only). Under the Stockholder Agreement, as long as Terrific Corp. holds more than 5% of the outstanding shares of our common stock, Terrific Corp. will have the right to designate one nominee, who must be reasonably acceptable to our Board of Directors, for election to our Board of Directors. Terrific Corp. also has certain registration rights and preemptive rights under the Stockholder Agreement with respect to its shares of our common stock. In addition, until such time as Terrific Corp. holds 5% or less of the outstanding shares of our common stock, Terrific Corp. has agreed to vote its shares in accordance with the recommendation of our Board on any matters submitted to a vote of our stockholders relating to the election of directors and compensation matters. Otherwise, Terrific Corp. may vote its shares in its discretion. Further, under the Stockholder Agreement, Terrific Corp. is subject to a standstill restriction which generally prohibits, subject to certain exceptions, Terrific Corp. from purchasing additional securities of AES beyond the level acquired by it under the stock purchase agreement entered into between Terrific Corp. and AES on November 6, 2009. The standstill restriction also terminates at such time as Terrific Corp. holds 5% or less of the outstanding shares of our common stock.

Upon the consummation of this offering, the Stockholder Agreement will be terminated (except for the indemnification provisions related to this offering).

The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of the Stockholder Agreement, which is filed as an exhibit to our Annual Report incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare.

Listing

Our common stock is listed on the NYSE under the symbol “AES.”

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of common stock by a beneficial owner that is a “non-U.S. holder.” A “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is a:

•	non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates,

•	foreign corporation, or

•	foreign estate or trust.

A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of such entity may depend upon the status of such partner or beneficial owner and the activities of such entity and on certain determinations made at the partner or beneficial owner level. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their tax advisers as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective non-U.S. holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions

Distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles (which we refer to as “Tax E&P”). To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce the non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, the treatment of which is described below under “—Gain on Disposition of Our Common Stock.” Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding (subject to the discussion below under “—FATCA Withholding Taxes”), a non-U.S. holder generally will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty. While it is possible that distributions on our common stock in any year may exceed the Tax E&P of the AES Corporation and thus that some or all of such distributions may not constitute dividends for U.S. federal income tax purposes, the facts necessary to make a determination of the extent to which a distribution on our common stock is treated as a dividend for such purpose may not be known at the time of the distribution. A non-U.S. holder should therefore expect that a withholding agent will treat the entire amount of a distribution on our common stock as a dividend for purposes of determining the amount required to be withheld on such distribution. If it is later determined that all or a portion of such distribution did not in fact constitute a dividend for U.S. federal income tax purposes, a non-U.S. holder may be entitled to a refund of any excess tax withheld, provided that the required information is timely furnished to the Internal Revenue Service.

The withholding tax does not apply to dividends paid to a non-U.S. holder that provides an Internal Revenue Service Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder (in which case, the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, an additional “branch profits tax” imposed at a rate of 30%, or a lower treaty rate, may also apply); or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”), as defined below, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although we have not undertaken a complete analysis and there can be no assurance that the IRS will not take a contrary position, we believe that we are not currently a USRPHC for U.S. federal income tax purposes. The determination of whether we are a USRPHC depends on certain assumptions regarding the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests. Moreover, the composition and relative values of our assets may change over time. As a result, we may be, now or at any time while a non-U.S. holder owns our common stock, a USRPHC.

Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are or become a USRPHC, and if our common stock ceased to be regularly traded on an established securities market, a non-U.S. holder generally would be subject to U.S. federal income tax on any gain from the disposition of our common stock and transferees of our stock would generally be required to withhold 10% of the gross proceeds payable to the transferor. The gain would be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain. Regardless of whether our common stock is regularly traded on an established securities market, if we are or become a USRPHC, a non-U.S. holder that has owned, or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or the non-U.S. holder’s holding period, more than 5% of our common stock, generally would be subject to U.S. federal income tax on any gain from the disposition of our common stock. This gain would be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, and a non-U.S. holder would be required to file a U.S. tax return with respect to such gain.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the Internal Revenue Service in connection with payments of dividends and may be filed in connection with the proceeds from a sale or other disposition of our common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

FATCA Withholding Taxes

Payments to certain foreign entities of dividends on and the gross proceeds of dispositions of common stock of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. The IRS has announced that Treasury Regulations implementing this withholding tax will defer the withholding obligation until January 1, 2017 for gross proceeds from dispositions of common stock of a U.S. issuer. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. holders should consult their tax advisers regarding the possible implications of this withholding tax on their investment in our common stock.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

UNDERWRITING

Under the terms of an underwriting agreement, dated as of the date of this prospectus supplement, the underwriter has agreed to purchase from the selling stockholder 59,468,788 shares of common stock offered by the selling stockholder.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholder to the underwriter are true;

•	there is no material change in our business and financial markets; and

•	we and the selling stockholder deliver customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions the selling stockholder will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to the selling stockholder for the shares.

Underwriting Discounts and Commissions
Per Share	$0.18
Total(1)	$7,104,381.84

(1)	The underwriter will not be entitled to any underwriting discounts and commissions in respect of the 20,000,000 shares that we have agreed to purchase from the underwriter.

The underwriter proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement. After the offering, the underwriter may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $675,000 (excluding underwriting discounts and commissions payable by the selling stockholder).

Lock-Up Agreement

We have agreed that, for a period of 90 days after the date of this prospectus supplement, we will not directly or indirectly, without the prior written consent of the underwriter, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock, or (4) publicly disclose the intention to do any of the foregoing. The foregoing restrictions with respect to us shall not apply to: (A) the sale of common stock in this offering; (B) any common stock repurchase pursuant to our common stock repurchase program in effect as of the date of this prospectus supplement; (C) grants of stock options or restricted stock or restricted stock units in accordance with the terms of any employee, executive officer or non-employee director stock option, compensation or benefit plans (collectively, “benefit plans”) existing on the date of this prospectus supplement; (D) the issuance of common stock upon the exercise of an option or the conversion or vesting of a security outstanding on the date of this prospectus supplement; (E) the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of any benefit plans in effect on the date of this prospectus supplement; or (F) the issuance of common stock in connection with a bona fide strategic partnership, joint venture, merger or acquisition of any business or assets of a third party, provided that the aggregate number of shares of common stock that may be issued pursuant to this clause (F) during the period of our lock-up restrictions shall not exceed 5% of the total number of shares of common stock outstanding on the date of the closing of this offering.

The underwriter, in its discretion, may release the common stock and other securities subject to the lock-up agreement described above in whole or in part at any time. When determining whether or not to release common stock and other securities from the lock-up agreement, the underwriter will consider, among other factors, our reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholder have, severally and not jointly, agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Short sales involve secondary market sales by the underwriter of a greater number of shares than it is required to purchase in the market. Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions and purchases to cover short positions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Directed Share Placement

As part of this offering, at the selling stockholder’s instruction, the underwriter has reserved 20,000,000 shares to be sold to at a price per share equal to the price paid by the underwriter to the selling stockholder in this offering. The number of shares of common stock available for sale to the general public will be reduced by such reserved shares.

Listing on the NYSE

Our common stock is listed on the NYSE under the symbol “AES.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of the underwriter are agents and lenders under our senior secured credit facilities.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us or our affiliates. If the underwriter or its affiliates have a lending relationship with us, the underwriter or its affiliates routinely hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•	by the underwriter to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common stock shall result in a requirement for us, the selling stockholder or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter, the selling stockholder and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•	in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the underwriter has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement and the accompanying prospectus are being communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement and the accompanying prospectus is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. The shares of common stock are not being offered to the public in Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering materials relating to the common stock may be distributed in connection with any such public offering.

We have not been registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of June 23, 2006, or the CISA. Accordingly, the common stock may not be offered to the public in or from Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering materials relating to the common stock may be made available through a public offering in or from Switzerland. The common stock may only be offered and this prospectus supplement and the accompanying prospectus may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

Hong Kong

The common stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of common stock which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

Japan

No registration has been made under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the common stock. The shares of common stock are being offered in a private placement to: (i) “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL; or (ii) up to 49 investors under Article 2, paragraph 3, Item 2 iii of the FIEL. Any QII acquiring the common stock in this offering may not transfer or resell those shares except to other QIIs.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the common stock under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus supplement and the accompanying prospectus, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Chile

The common stock will not be registered under Law 18,045, as amended, of Chile with the Superintendencia de Valores y Seguros (Chilean Securities Commission), and accordingly, they may be not be offered to persons in Chile, except in circumstances that do not constitute a public offering under Chilean law and the regulations from the Superintendencia de Valores y Seguros of the Republic of Chile. Chilean institutional investors (such as banks, pension funds and insurance companies) are required to comply with specific restrictions relating to the purchase of the common stock.

Brazil

The offer of the common stock described in this prospectus will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, and under CVM Rule (Instrução) No. 400, of December 29, 2003, as amended. The offer and sale of the common stock have not been and will not be registered with the Comissão de Valores Mobiliários in Brazil. Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the interests in Brazil is not legal without such prior registration. Documents relating to the offering of the common stock, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the common stock is not a public offering of the common stock in Brazil, nor may they be used in connection with any offer for sale of the common stock to the public in Brazil. This prospectus is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement is being passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Kirkland & Ellis LLP, New York, New York is acting as counsel for the underwriter in this offering. Certain legal matters will be passed upon for the selling stockholder by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF

INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov, from which you can access our filings with the SEC.

We have filed a registration statement on Form S-3 with the SEC with respect to our common stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits for that information.

Any statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein concerning, describing or summarizing the provisions of any document filed with the SEC is not necessarily complete, and is qualified in its entirety by reference to the full text of the document filed.

You may obtain, at no cost, copies of each of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) by writing or telephoning the office of Assistant Counsel, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia, 22203, telephone number (703) 522-1315.

We have “incorporated by reference” into this prospectus supplement and the accompanying prospectus certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, unless we provide you with different information in this prospectus supplement or the information is modified or superseded by a subsequently filed document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document.

This prospectus supplement and the accompanying prospectus incorporate the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules and regulations), which contain important information about us, our business, our financial condition and various important risks you should consider before investing in our common stock:

•	our Quarterly Report on Form 10-Q for the three month period ended March 31, 2015 (the “Quarterly Report”), filed with the SEC on May 11, 2015;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”), filed with the SEC on February 26, 2015;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 27, 2015 and March 9, 2015; and

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2015, March 30, 2015, April 6, 2015 and April 23, 2015.

Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the completion of this offering of our common stock will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update, where applicable, and supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

PROSPECTUS

The AES Corporation

Common Stock, Preferred Stock, Depositary Shares,

Debt Securities, Warrants, Purchase Contracts and Units

We may offer from time to time common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “AES.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 70 of our annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 27, 2013

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “AES”, “we,” “us,” and “our” refer to The AES Corporation and its subsidiaries.

THE AES CORPORATION

We are a diversified power generation and utility company organized into six market-oriented Strategic Business Units (“SBUs”): US (United States), Andes (Chile, Colombia, and Argentina), Brazil, MCAC (Mexico, Central America and Caribbean), EMEA (Europe, Middle East and Africa), and Asia.

Within our six SBUs we have two lines of business. The first business line is generation, where we own and/or operate power plants to generate and sell power to customers, such as utilities, industrial users, and other intermediaries. The second business line is utilities, where we own and/or operate utilities to generate or purchase, distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors within a defined service area. In certain circumstances, our utilities also generate and sell electricity on the wholesale market.

Our principal executive offices are located at 4300 Wilson Boulevard, Arlington, Virginia 22203, and our telephone number is (703) 522-1315. We maintain a website at http://www.aes.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

The name “AES” and our logo are AES owned trademarks, service marks or trade names. All other trademarks, trade names or service marks appearing or incorporated by reference in this prospectus are owned by their respective holders.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we and/or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2012;

(b)	Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 1, 2012;

(c)	The description of our common stock contained on Form 8-A/A filed with the SEC on May 12, 2000, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing or telephoning the office of the Assistant General Counsel, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203, telephone number (703) 522-1315.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.14	2.15	1.98	2.20	2.22

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and equity in earnings of affiliates:

Plus:

•	fixed charges,

•	amortization of previously capitalized interest, and

•	distributed earnings of equity method investments.

Less:

•	capitalized interest,

•	preference security dividend requirements of consolidated subsidiaries, and

•	noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges.

Fixed charges consist of:

•	interest expense including amortization of premium and discount on all indebtedness,

•	capitalized interest, and

•	preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF SECURITIES

We and/or the selling securityholders may sell, from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	purchase contracts; and

•	units.

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We will set forth in the applicable prospectus supplement or other offering material a description of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, which may be offered under this prospectus. Any common stock or preferred stock that we offer may include rights to acquire our common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to such offer. The prospectus supplement or any other offering material may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering material before you invest in any of our securities.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of The AES Corporation appearing in The AES Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedules appearing therein), and the effectiveness of The AES Corporation’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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59,468,788 Shares

Common Stock

Prospectus Supplement

Morgan Stanley

May 12, 2015